Exhibit 5.2

Ortoli | Rosenstadt LLP

May 11, 2026

Elong Power Holding Limited

3 Yan Jing Li Zhong Jie

Jiatai International Plaza

Block B, Room 2110

Beijing, China 100025

Re:	Elong Power Holding Limited

Ladies and Gentlemen:

We are acting as United States counsel to Elong Power Holding Limited, a Cayman Islands exempted company (the “Company”), in connection with the registration statement on Form F-1 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus initially filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, with respect to the issuances of (a) common shares of the Company, (b) pre-funded warrants to purchase common shares (in the form attached as an exhibit to the Registration Statement, the “Pre-Funded Warrants”), (c) common warrants to purchase common shares (the “Common Warrants”) (in the form attached as an exhibit to the Registration Statement), (d) the common shares underlying the Pre-Funded Warrants and the Common Warrants, (e) units, each consisting of one common share and one Common Warrant (the “Units”) and (f) pre-funded units each consisting of one Pre-Funded Warrant and one Common Warrant (the Pre-Funded Units”).

This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined the following documents:

1.	a copy of the Registration Statement,

2.	the form of Pre-Funded Warrants, filed as Exhibit 4.1 to the Registration Statement,

3.	the form of the Common Warrants, filed as Exhibit 4.2 to the Registration Statement, and

4.	the opinion of Appleby, the Cayman counsel to the Company, filed as Exhibit 5.1 to the Registration Statement, and

5.	such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.

For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, (ii) the genuineness of all signatures on all documents and corporate records that we have examined, (iii) the legal capacity of all natural persons that have executed the documents and corporate records that we have examined, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (vi) the authenticity of the originals of such documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

Based upon the foregoing, we are of the opinion that each of:

(i)	the Pre-Funded Warrants (when duly authorized, executed and delivered by all necessary corporate action of the Company and when the Pre-Funded Warrants have been issued, delivered and paid for, as contemplated by the Registration Statement), and

(ii)	the Common Warrants (when duly authorized, executed and delivered by all necessary corporate action of the Company and when the Common Warrants have been issued, delivered and paid for, as contemplated by the Registration Statement), will be legally binding obligations of the Company enforceable in accordance with their respective terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Pre-Funded Warrants and Common Warrants; and (e) we have assumed the Exercise Price (as defined respectively in the Pre-Funded Warrants and Common Warrants) will not be adjusted to an amount below the par value per share of the common shares.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP